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PRICING SUPPLEMENT NO. 52                                    Rule 424(b)(3)
DATED: April 23, 1997                                    File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $25,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 4/29/97                      [_]                  [_]

 Maturity Date: 4/28/2000

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): **

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s): ***

 [*]  LIBOR Telerate

 [_]  Prime Rate

 [*]  CMT Rate

 Initial Interest Rate: 6.05156%       Interest Payment Period: Quarterly

 Index Maturity:  ****

 Spread (plus or minus): *****

-------------------------


* During the period commencing April 29, 1997 and ending April 29, 1998, the Interest Rate Basis will be LIBOR Telerate. During the period commencing April 30, 1998 and ending April 28, 2000, the Interest Rate Basis will be CMT Rate.

**    The 29th of each April, July, October and January, commencing July 29,
      1997.

***   The 29th of each April, July, October and January, commencing July 29,
      1997.

**** Three Months for the Period Commencing April 29, 1997 and ending April 29, 1998; two years for the period commencing April 30, 1998 and ending April 28, 2000.
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***** +0.20% for the period commencing April 29, 1997 and ending April
      29, 1998; +0.10% for the period commencing April 30, 1998 and ending April 28, 2000.

      The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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